Exhibit 99.1

FOSTER WHEELER REPORTS EXCELLENT RESULTS FOR SECOND QUARTER OF 2009

•                  $0.96 fully diluted earnings per share

•                  $122 million net income

•                  $162 million consolidated EBITDA

•                  Record level of scope backlog in E&C Group, excluding impact of currency translation

•                  15.2 million man-hours in E&C Group backlog, second highest-ever quarter

ZUG, SWITZERLAND, August 5, 2009 — Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the second quarter of 2009 of $122.2 million, or $0.96 per diluted share, compared with $160.8 million, or $1.11 per diluted share, in the second quarter of 2008.  Net income in both quarterly periods was impacted by items as detailed in the attached table.  Excluding such items from both quarterly periods, net income in the second quarter of 2009 was $124.0 million, or $0.98 per diluted share, compared with $142.5 million, or $0.98 per diluted share, in the second quarter of 2008.

Second-quarter 2009 consolidated EBITDA (earnings before interest expense, income taxes, depreciation and amortization) was $162.0 million, compared with $220.4 million in the second quarter of 2008. Consolidated EBITDA in both quarterly periods was also impacted by items as detailed in the attached table.  Excluding such items from both quarterly periods, consolidated EBITDA in the second quarter of 2009 was $163.7 million, compared with $202.2 million in the second quarter of 2008.

For the first six months of 2009, net income was $195.1 million, or $1.54 per diluted share, compared with $298.8 million, or $2.06 per diluted share, for the first six months of 2008.  Consolidated EBITDA for the first six months of 2009 was $267.5 million, compared with $415.7 million for the first six months of 2008.  The six-month periods of 2009 and 2008 included items as outlined in the table accompanying this press release.

The following tables present quarterly and average quarterly data, both as reported and as adjusted.  The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q2 2009	Qtrly Avg. 2009	Q2 2008	Qtrly Avg. 2008
Net income	$122	$98	$161	$132
Net income, as adjusted	$124	$99	$142	$133
Consolidated EBITDA	$162	$134	$220	$172
Consolidated EBITDA, as adjusted	$164	$136	$202	$173

Foster Wheeler’s Chairman and Chief Executive Officer, Raymond J. Milchovich, said, “The company’s net income in the second quarter of 2009 was driven by very strong EBITDA generation.  Specifically, the company reported an increase in consolidated EBITDA in the second quarter of 2009 as compared to the average quarter of 2008, excluding the impact of approximately $17 million of unfavorable currency translation.  The increase was due to outstanding commercial and operational performance in both of our business groups.  In addition, the strong performance of our Global Engineering and Construction Group was bolstered by its ability to capture available profit enhancement opportunities during the quarter.  Also, our Global Power Group’s performance benefited from the actions it has taken over the past several years in the pursuit of commercial and operational excellence.”

Global Engineering and Construction (E&C) Group

(in millions)	Q2 2009	Qtrly Avg. 2009	Q2 2008	Qtrly Avg. 2008
New orders booked (FW Scope)	$512	$612	$538	$526
Operating revenues (FW Scope)	$481	$461	$515	$558
Segment EBITDA	$131	$106	$156	$134
EBITDA Margin (FW Scope)	27.1%	23.0%	30.2%	24.0%

•

EBITDA in the second quarter of 2009 was $145 million, excluding the impact of approximately $14 million of unfavorable currency translation (reported Q2 2009 EBITDA calculated at average 2008 exchange rates). EBITDA was driven by outstanding commercial and operational performance and the capture of available profit enhancement opportunities.

•

Despite the lack of any new “mega” contract booked during the period, new orders booked in Foster Wheeler scope remained at a very strong level. New orders contributed to an all-time record level of scope backlog of $1.98 billion in the second quarter of 2009, excluding the impact of approximately $218 million of unfavorable currency translation (reported Q2 2009 scope backlog calculated at the exchange rates in effect at the end of Q2 2008, when the company had reported record scope backlog). Man-hours in backlog at the end of the second quarter of 2009 amounted to 15.2 million, the second-highest in the company’s history.

•

Scope operating revenues were below the average quarter of 2008, primarily due to a modestly lower volume of work executed combined with approximately $52 million of unfavorable currency translation (as compared to average 2008 exchange rates).

Global Power Group (GPG)

(in millions)	Q2 2009	Qtrly Avg. 2009	Q2 2008	Qtrly Avg. 2008
New orders booked (FW Scope)	$83	$88	$191	$334
Operating revenues (FW Scope)	$276	$292	$448	$424
Segment EBITDA	$54	$51	$68	$60
EBITDA Margin (FW Scope)	19.5%	17.5%	15.2%	14.1%

•

EBITDA was modestly below the average quarter of 2008 due to lower revenues and an unfavorable currency translation impact of approximately $3 million, when comparing Q2 2009 exchange rates to 2008 average exchange rates. Nonetheless, EBITDA margin on scope revenue was above the average of 2008, reflecting outstanding commercial and operational performance.

•	Scope new orders and operating revenues were below the average quarter of 2008 due to continued weakness in global demand for solid fuel boilers.

In commenting on the market outlook for the company’s two business units, Milchovich said, “The competitive pressure in our E&C Group is somewhat more pronounced than it was at this time last year.  However, as we have consistently reported, we have an extensive prospect list that offers numerous examples of clients who are planning to proceed with projects.  After posting a record level of currency-adjusted scope backlog in E&C — and with a near-record 15.2 million man-hours in backlog — we believe we are demonstrating our ability to win targeted projects in a competitive environment.  In our Global Power Group, demand for solid fuel boilers has been very weak.  Nevertheless, we believe several clients are likely to make award decisions in the second half of 2009 and, given our global leadership position in circulating fluidized-bed boilers, we expect a very high win rate, assuming the projects go forward.  As an example, last week we received an award for a  55-megawatt CFB in Poland.  Even with such wins, we anticipate that business conditions will remain challenging for our power business.”

Share Repurchase Program

On September 12, 2008, the company announced that its board of directors had authorized a $750 million share repurchase program.  The company purchased no shares under the program during the second quarter of 2009.   To date, the company has purchased 18.1 million common shares and has approximately $265 million remaining under the existing authorization.

Net Income Attributable to Foster Wheeler AG

All references to net income in this news release indicate net income attributable to Foster Wheeler AG.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles  (GAAP).  The Company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization.  The Company has presented EBITDA because it believes it is an important supplemental measure of operating performance.  Certain covenants under our current and prior senior credit agreements use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our current and prior senior credit agreements.  The Company believes that the line item on its consolidated statement of operations entitled “net income attributable to Foster Wheeler AG” is the most directly comparable GAAP financial measure to EBITDA.  Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The Company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•

It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the Company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations; and
•

It does not include depreciation and amortization. Because the Company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the Company as agent or principal on a reimbursable basis.  The Company began comprehensively reporting Foster Wheeler Scope as of 2005.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Wednesday, August 5, at 10:00 a.m. (Eastern) to discuss its financial results for the quarter ended June 30, 2009.

The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its web site (www.fwc.com).   To listen to the call by telephone, dial 719-325-4745 (conference I.D. No. 1903141) approximately ten minutes before the call.  The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

A replay of the call will be available on the company’s web site as well as by telephone.  The replay can be accessed on the company’s web site for four weeks following the call.  The replay will be available by telephone for two weeks following the call and can be accessed by dialing 719-457-0820 (replay passcode 1903141 required).

Foster Wheeler AG is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs over 14,000 talented professionals with specialized expertise dedicated to serving clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The Company is based in Zug, Switzerland, and its operational headquarters are in Clinton, New Jersey, USA.   For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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09-373

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates.  These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication, further deterioration  in the economic conditions in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by non-U.S. and U.S. domestic companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies.  Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected.  Most of these factors are difficult to predict accurately and are generally beyond the Company’s control.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

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Contacts:
Media	Maureen Bingert	908 730 4444	E-mail: maureen_bingert@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908 730 4000	fw@fwc.com

Foster Wheeler AG  and  Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Fiscal Quarters Ended		Fiscal Six Months Ended
	June 30, 2009	June 27, 2008	June 30, 2009	June 27, 2008

Operating revenues	$1,308,801	$1,701,022	$2,573,324	$3,496,746
Cost of operating revenues	1,088,842	1,454,806	2,190,613	3,033,559
Contract profit	219,959	246,216	382,711	463,187

Selling, general and administrative expenses	69,024	79,044	138,272	143,940
Other income, net	(11,490)	(17,643)	(19,693)	(31,671)
Other deductions, net	6,898	5,207	12,985	11,592
Interest income	(2,426)	(12,167)	(5,098)	(22,698)
Interest expense	1,302	4,860	5,469	11,011
Net asbestos-related provision/(gain)	1,756	(18,275)	3,506	(32,463)
Income before income taxes	154,895	205,190	247,270	383,476
Provision for income taxes	27,561	43,883	45,564	83,633
Net income	127,334	161,307	201,706	299,843
Less: net income attributable to noncontrolling interests	5,130	552	6,639	1,025
Net income attributable to Foster Wheeler AG	$122,204	$160,755	$195,067	$298,818

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	126,344,093	143,994,084	126,304,157	143,955,937

Weighted-average number of shares outstanding for diluted earnings per share	127,055,178	145,421,350	126,867,282	145,385,086

Earnings per share:
Basic	$0.97	$1.12	$1.54	$2.08
Diluted	$0.96	$1.11	$1.54	$2.06

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	June 30,	December 26,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$848,985	$773,163
Short-term investments	3,777	2,448
Accounts and notes receivable, net:
Trade	543,548	608,994
Other	88,793	95,633
Contracts in process	261,668	241,135
Prepaid, deferred and refundable income taxes	30,573	31,667
Other current assets	43,496	37,146
Total current assets	1,820,840	1,790,186
Land, buildings and equipment, net	396,165	383,209
Restricted cash	25,500	22,737
Notes and accounts receivable — long-term	1,537	1,788
Investments in and advances to unconsolidated affiliates	211,819	210,776
Goodwill	69,840	62,165
Other intangible assets, net	59,968	59,874
Asbestos-related insurance recovery receivable	276,060	281,540
Other assets	79,323	82,223
Deferred income taxes	113,625	116,756
TOTAL ASSETS	$3,054,677	$3,011,254

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$23,020	$24,375
Accounts payable	298,641	365,347
Accrued expenses	261,424	303,813
Billings in excess of costs and estimated earnings on uncompleted contracts	660,998	750,233
Income taxes payable	63,611	44,846
Total current liabilities	1,307,694	1,488,614

Long-term debt	191,528	192,989
Deferred income taxes	59,970	66,114
Pension, postretirement and other employee benefits	331,149	320,959
Asbestos-related liability	336,556	355,779
Other long-term liabilities	159,152	157,933
Commitments and contingencies
TOTAL LIABILITIES	2,386,049	2,582,388

Temporary Equity:
Non-vested share-based compensation awards subject to redemption	8,590	7,586
TOTAL TEMPORARY EQUITY	8,590	7,586

Equity:
Preferred shares	—	—
Common shares	—	1,262
Registered shares	326,489	—
Paid-in capital	598,767	914,063
Retained earnings/(accumulated deficit)	167,092	(27,975)
Accumulated other comprehensive loss	(468,033)	(494,788)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	624,315	392,562
Noncontrolling Interests	35,723	28,718
TOTAL EQUITY	660,038	421,280
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$3,054,677	$3,011,254

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Fiscal Quarters Ended		Fiscal Six Months Ended
	June 30, 2009	June 27, 2008	June 30, 2009	June 27, 2008
Global Engineering & Construction Group
Backlog - in future revenues	$4,262,000	$6,654,600	$4,262,000	$6,654,600
New orders booked - in future revenues	847,700	646,300	1,657,200	1,353,600
Operating revenues	1,030,471	1,249,730	1,982,883	2,640,731
EBITDA	130,628	155,688	211,910	290,148

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,758,300	1,817,900	1,758,300	1,817,900
New orders booked - in Foster Wheeler Scope	512,000	538,000	1,224,800	1,150,500
Operating revenues - in Foster Wheeler Scope	481,352	514,813	922,543	1,062,021

Global Power Group
Backlog - in future revenues	628,500	1,518,200	628,500	1,518,200
New orders booked - in future revenues	86,100	194,200	182,600	730,600
Operating revenues	278,330	451,292	590,441	856,015
EBITDA	53,780	68,378	102,563	132,794

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	615,800	1,505,400	615,800	1,505,400
New orders booked - in Foster Wheeler Scope	83,300	191,400	176,700	724,700
Operating revenues - in Foster Wheeler Scope	275,520	448,437	584,550	850,100

Corporate & Finance Group (2)
EBITDA	(22,446)	(3,638)	(46,927)	(7,194)

Consolidated
Backlog - in future revenues	4,890,500	8,172,800	4,890,500	8,172,800
New orders booked - in future revenues	933,800	840,500	1,839,800	2,084,200
Operating revenues	1,308,801	1,701,022	2,573,324	3,496,746
EBITDA	161,962	220,428	267,546	415,748

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,374,100	3,323,300	2,374,100	3,323,300
New orders booked - in Foster Wheeler Scope	595,300	729,400	1,401,500	1,875,200
Operating revenues - in Foster Wheeler Scope	756,872	963,250	1,507,093	1,912,121

(1)  Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)  Includes intersegment eliminations.

Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Fiscal Quarters Ended		Fiscal Six Months Ended		Fiscal Twelve Months Ended
	June 30, 2009	June 27, 2008	June 30, 2009	June 27, 2008	December 26, 2008
Reconciliation of EBITDA to Net Income*
EBITDA:
Global Engineering & Construction	$130,628	$155,688	$211,910	$290,148	$535,602
Global Power Group	53,780	68,378	102,563	132,794	239,508
Corporate & Finance Group	(22,446)	(3,638)	(46,927)	(7,194)	(89,043)
Consolidated EBITDA	161,962	220,428	267,546	415,748	686,067
Less: Interest expense	1,302	4,860	5,469	11,011	17,621
Less: Depreciation/amortization (1)	10,895	10,930	21,446	22,286	44,798
Less: Provision for income taxes	27,561	43,883	45,564	83,633	97,028
Net income*	$122,204	$160,755	$195,067	$298,818	$526,620

Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$481,352	$514,813	$922,543	$1,062,021	$2,233,125
Flow-through revenues	549,119	734,917	1,060,340	1,578,710	2,914,102
Operating revenues	1,030,471	1,249,730	1,982,883	2,640,731	5,147,227

Global Power Group
Foster Wheeler Scope operating revenues	275,520	448,437	584,550	850,100	1,695,209
Flow-through revenues	2,810	2,855	5,891	5,915	11,854
Operating revenues	278,330	451,292	590,441	856,015	1,707,063

Consolidated
Foster Wheeler Scope operating revenues	756,872	963,250	1,507,093	1,912,121	3,928,334
Flow-through revenues	551,929	737,772	1,066,231	1,584,625	2,925,956
Operating revenues	$1,308,801	$1,701,022	$2,573,324	$3,496,746	$6,854,290

(1)   The depreciation / amortization by business segment:

	Fiscal Quarters Ended		Fiscal Six Months Ended		Fiscal Twelve Months Ended
	June 30, 2009	June 27, 2008	June 30, 2009	June 27, 2008	December 26, 2008
Global Engineering & Construction Group	$5,368	$5,365	$10,510	$11,000	$22,530
Global Power Group	5,151	5,219	10,190	10,597	20,846
Corporate & Finance Group	376	346	746	689	1,422
Total depreciation / amortization	$10,895	$10,930	$21,446	$22,286	$44,798

* Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Fiscal Quarters Ended
	June 30, 2009			June 27, 2008
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$163,718	$123,960	$0.98	$202,153	$142,480	$0.98

Adjustments:
Net asbestos-related (provision)/gain	(1,756)	(1,756)	(0.02)	18,275	18,275	0.13

As reported	$161,962	$122,204	$0.96	$220,428	$160,755	$1.11

	Fiscal Six Months Ended
	June 30, 2009			June 27, 2008
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$271,052	$198,573	$1.57	$383,285	$266,355	$1.83

Adjustments:
Net asbestos-related (provision)/gain	(3,506)	(3,506)	(0.03)	32,463	32,463	0.23

As reported	$267,546	$195,067	$1.54	$415,748	$298,818	$2.06

				Fiscal Twelve Months Ended
				December 26, 2008
						Diluted Earnings
				EBITDA	Net Income*	Per Share
As adjusted				$692,674	$533,227	$3.73

Adjustments:
Net asbestos-related provision				(6,607)	(6,607)	(0.05)

As reported				$686,067	$526,620	$3.68

*Net income attributable to Foster Wheeler AG.

Foster  Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars)

(unaudited)

	2008 Full Year Amount	2008 Quarterly Average Amount*	Fiscal Six Months Ended June 30, 2009	2009 Quarterly Average Amount**

Consolidated
Net income ***	$526,620	$131,655	$195,067	$97,534
Adjusted net income ***	533,227	133,307	198,573	99,287
Consolidated EBITDA	686,067	171,517	267,546	133,773
Consolidated EBITDA, as adjusted	692,674	173,169	271,052	135,526

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$2,102,900	$525,725	$1,224,800	$612,400
Operating revenues - in Foster Wheeler Scope	2,233,125	558,281	922,543	461,272
Segment EBITDA	535,602	133,901	211,910	105,955
EBITDA margin	24.0%	24.0%	23.0%	23.0%

Global Power Group
New orders booked - in Foster Wheeler Scope	$1,336,800	$334,200	$176,700	$88,350
Operating revenues - in Foster Wheeler Scope	1,695,209	423,802	584,550	292,275
Segment EBITDA	239,508	59,877	102,563	51,282
EBITDA margin	14.1%	14.1%	17.5%	17.5%

* To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

** To calculate the quarterly average dollar amounts, the company divided reported six-month figures by two.

*** Net income attributable to Foster Wheeler AG.